Exhibit 23

TOTAL ASIA ASSOCIATES PLT (AF002128 & LLP0016837-LCA) A Firm registered with US PCAOB and Malaysian MIA Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak 50400, Kuala Lumpur Tel: (603) 2733 9989

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of WECONNECT TECH INTERNATIONAL INC.

1st Floor, Block A, Axis Business Campus
No. 13A & 13B, Jalan 225, Section 51A
Selangor 46100

Malaysia

We consent to the inclusion in this Registration Statement of WECONNECT TECH INTERNATIONAL INC. on Form 10-K of our report dated October 24, 2019 with respect to our audit of WECONNECT TECH INTERNATIONAL INC. as of July 31, 2019, and the related consolidated statements of operations and comprehensive loss, cash flows and changes in stockholders’ equity for the twelve months ended July 31, 2019, which report appears in the Form 10-K, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Total Asia Associates PLT
TOTAL ASIA ASSOCIATES PLT
KUALA LUMPUR, MALAYSIA
June 07, 2021